SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2017

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas  77042

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 1 – Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement.

Effective September 12, 2017, AngioSoma, Inc. and its wholly owned subsidiary, Soma Nutraceuticals, Inc., a Texas corporation, entered into a Manufacturing and Distribution License Agreement (the “License Agreement”) with East Kentucky Organic, LLC. and Esther & Esther, Inc, both organized in Kentucky. In consideration of a 20% royalty payable monthly, the agreement licenses four proprietary formulas:

ProFormaxCR, an all-natural fitness supplement that is intended to promote adult stem cell recruitment, HPA and endocrine stabilization, inflammatory regulators, decrease body fat, hormonal support and lean muscle tissue enhancement.

SomniaPM, a natural product designed for sleep that contains 15 active ingredients, including melatonin, valerian, and hydroxytryptophan, as well as natural botanicals used for many years for sleep and relaxation.

AlertNRG, an all-natural mental energy booster containing caffeine, guarana, 3 natural botanicals used for many years to produce energy, B vitamins, indium sulfate and eggplant extract.

Man Up®, combines saw palmetto extract containing beta sistosterol, with yohimbe, an age-old aphrodisiac and icariin derivatives from the horney goat weed (epimedium icariia) extract to produce an all-natural male erectile and prostate health product recommended as a daily dietary supplement for vigorous and active men who seek a healthy sex life and maintain robust prostate health.

As a companion agreement, on the same date, the Company and its subsidiary, Soma Nutraceuticals, Inc. entered into a Joint Venture Agreement with Esther & Esther, Inc. that provides for marketing the licensed nutraceuticals by many independent contractors to be recruited, social media and Esther & Esther’s existing marketing channels. Esther & Esther agrees to contribute its existing business and Soma Nutraceuticals contributes the license to the above described products. The interest in the venture is allocate 50% to Soma Nutraceuticals and 50% to Esther & Esther. It is anticipated that the Company will provide signing consideration to the independent contractor marketing group in the form of Company’s common stock. In order to issue common stock to multiple people, the Company expects to register the offering with the Securities and Exchange Commission.

Section 3 – Securities and Trading Markets

ITEM 3.02 Unregistered Sales of Equity Securities.

In connection with the License Agreement described in Item 1.01, AngioSoma, Inc. will issue 1,200,000 restricted shares of Series C Preferred Stock to East Kentucky Organic, LLC or its designee(s). The shares of preferred stock are convertible to the Company’s common stock, initially, at a price of $0.50 per share, subject to adjustment as provided in the designation filed with the Secretary of State of Nevada.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: September 18, 2017	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO